Exhibit 10.22
MASTER TECHNOLOGY LICENSE AGREEMENT*
          This Master Technology License Agreement (this “Agreement”) is entered into effective as of this 28th day of September 2007 (“Effective Date”), by and between Sonics, Inc., a Delaware corporation with principal offices at 1098 Alta Avenue, Suite 101, Mountain View, California 94043 (“Sonics”), and Marvell International Ltd., a Bermuda corporation with offices at Argyle House, 41A Cedar Avenue, Hamilton, HM 12, Bermuda, on behalf of itself and its Affiliates (as defined below) (“MIL”).
          WHEREAS, Sonics® develops and licenses semiconductor intellectual property (“IP”) cores in the field of on chip or system on chip communication networks that connect IP cores in order to optimize, improve, configure and automate on-chip communications; and Sonics also provides related software design tools.
          WHEREAS, Licensee (as defined below) wishes to license the Licensed Technology (as defined below) in order to develop integrated circuit devices that incorporate Sonics’ IP Cores (as defined below).
          NOW THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:
1.	DEFINITIONS
          For purposes of this Agreement, the following terms shall have the following meanings:
          1.1 “Affiliate” as applied to Licensee, shall mean any company or other legal entity other than Licensee, in whatever country organized, that directly or indirectly is controlled by, is under common control with, or controls Licensee. The term “control” means possession of the power to direct or cause the direction of the management and policies whether through the ownership of voting securities, by contract or otherwise; and the term “control” includes the direct or indirect possession of beneficial ownership of more than 50% of the stock or other similar interests entitled to vote for election motherboard of directors or similar managing authority.
          1.2 “Binary Materials” shall mean the portion of the Licensed Technology provided to Licensee in binary format, and shall exclude materials provided in human readable or source format.
          1.3 “Commencement Notice” shall mean the notice attached hereto as Exhibit A, informing Sonics of the commencement of the design or development of a Device under this Agreement.
          1.4 “Confidential Information” shall mean all technical, financial, commercial, legal or other information, in whatever form or media, that is not generally known to the public, whether or not it is patented, registered or otherwise publicly protected, and includes, without limitation, the Licensed Technology databases and netlists generated with the Licensed Technology, the terms and conditions of this Agreement and the commercial intentions of the parties.
* [***]: Certain information in this document has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

          1.5 “Derivative Work” shall mean a new or modified work that is based on or derived from a preexisting work, including, without limitation, a work that, in the absence of a license, would infringe the copyright in such preexisting work or that uses trade secrets or other proprietary information with respect to such preexisting work; provided that it is understood and agreed that the incorporation of Sonics IP Cores into a Device does not constitute a “Derivative Work” as such term is used in this Agreement.
          1.6 “Device” shall mean a semiconductor device designed by Licensee (with the use of Licensed Technology) that incorporates at least one instance of a Sonics IP Core. For purposes of royalty calculation, reporting and payment, the term “Device” shall include any MCM. An “MCM” or “Multi-Chip Module” is a Device that contains more than one die, at least one of which is a device that incorporates at least one instance of a Sonics IP Core.
          1.7 “Intellectual Property Rights” shall mean any and all intellectual property rights throughout the world) including without limitation any and all patents, patent applications, copyrights, copyright applications, moral rights, trademarks, trade secret rights, rights to know-how, inventions, and algorithms, and any and all similar or equivalent rights throughout the world,
          1.8 “Licensee” means MIL and MIL’s Affiliates.
          1.9 “License Fee” shall mean the amount to be paid by Licensee for the use of the Licensed Technology as set forth in the Licensed Technology Schedule.
          1.10 “License Use” shall mean the use of the Licensed Technology for the design and development of one (1) Device. The use of the Licensed Technology to design and develop a new Device or a Device variant (i.e, any changes to an existing Device’s features, functionalities or architecture) constitutes a new License Use. Process geometry shrinks and bug fixes to an existing Device that do not alter the defined features of such Device shall be deemed to not be a new License Use.
          1.11 “Licensed Technology” shall mean the Sonics IP core(s), the Sonics Studio and Tools, and all documentation thereto as specified in the Licensed Technology Schedule. In addition, Licensed Technology includes: (i) any Updates thereto that are provided by Sonics to Licensee during the Term of this Agreement; and (ii) all documentation relating to the Licensed Technology that Sonics provides to Licensee during the Term. In the event that Sonics delivers to Licensee during the Term, in Sonics’ discretion, any additional technology or tools not otherwise licensed to Licensee, then such technology and tools shall be deemed Licensed Technology for purposes of this Agreement.
          1.12 “Licensed Technology Schedule” shall mean Exhibit B hereto as well as any future schedules entered into by the parties.
          1.13 “Net Sales” shall mean the gross sales amount invoiced to customers of Licensee (or its Affiliates) for all copies of Devices sold, less: (i) amounts invoiced for returned goods for which a refund is given; (ii) charges for insurance, handling, duty, freight and taxes (where such items are included in the invoiced price and detailed separately on the invoice); (iii) amounts invoiced that are not paid and then written off by Licensee; and (iv) any pricing adjustments made to the amounts invoiced to distributors for Devices. Net Sales shall not be reduced by any other offsets or tradeoffs by Licensee against any amounts invoiced to customers of Licensee for Devices. In the event that Licensee sells or barters Devices in exchange for non-cash consideration as determined by applying generally accepted accounting principles, then Net Sales shall also include the fair market value of such non-cash consideration.
          1.14 “Royalty Report” shall mean a royalty report in the form attached as Exhibit C) detailing royalties due by Licensee for sales of Devices.
          1.15 “Sonics IP Core(s)” shall mean the integrated circuit design database(s) specified in the Licensed Technology Schedule that is (are) generated by the use of Sonics Studio and Tools.
          1.16 “Sonics Studio and Tools” shall mean all of Sonics’ software design tools (including without limitation included development tools, synthesis tools, and verification tools) listed in the Licensed Technology Schedule (subject to the representation and warranty contained in Section 7.1(g)).
          1.17 “Term” shall have the meaning given to it in Section 6.1.
          1.18 “Trademarks” shall have the meaning given to it in Section 11.1.
          1.19 “Unit Volume” shall mean the number of units of copies of any single Device sold or otherwise transferred by Licensee or its Affiliates to customers during a specific period. Sales by Licensee of Devices to its Affiliates shall not be counted in Unit Volume until such Devices are sold to customers.
          1.20 “Updates” shall mean any and all error corrections, bug fixes, or workarounds to the Licensed Technology to ensure the Licensed Technology performs according to its specifications that are generally released to Sonics’ customers from time to time. Updates may, from time-to-time, include enhancements to the Licensed Technology which Sonics, at its sole discretion, may include as part of an Update.
2.	LICENSE GRANTS
          2.1 Subject to the terms and conditions of this Agreement, Sonics hereby grants to Licensee a royalty-bearing, nonexclusive, nonsublicensable, nontransferable license under Sonics’ Intellectual Property Rights in the Licensed Technology to:
               (a) use the Licensed Technology internally by the number of License Uses identified in the Licensed Technology Schedule (subject to the payment of License Fee under Section 5.1) during the Term of this Agreement; and
               (b) make, have made, offer to sell, sell, import or otherwise distribute Devices designed and developed under the License Uses granted in Section 2.1 (a).
          2.2 Restrictions on Use of Licensed Technology. Licensee agrees to the following restrictions on its use of the Licensed Technology:
               (a) Licensee may not reverse engineer any Binary Materials, nor may Licensee decompile, disassemble, or otherwise reduce the Binary Materials or any component thereof to human-readable or non-binary form. The Sonic Studio and Tools (including the un-configured IP cores) may not be used in or accessed from sites outside of the [***] and Licensee agrees to be liable for any damages caused to Sonics by Licensee’s violation of this prohibition; provided however that output from the Sonic Studio and Tools may be used and the Devices may be sold and used anywhere in the world, subject to compliance with Section 11.7.
               (b) Licensee agrees to restrict access to the Licensed Technology solely to the following persons or entities that have a need to use the Licensed Technology in performing Licensee’s duties and exercising Licensee’s rights under this Agreement: (i) employees of Licensee, (ii) individuals working as independent consultants for Licensee (and together with employees, the “Licensee Users”), or (iii) electronic design automation (“EDA”) tool vendors (but only to debug, modify or confirm the functionality of their EDA design tools for use with Devices containing the Licensed Technology). Prior to granting such access to the Licensed Technology, such individuals or entities shall have entered into agreements with Licensee, which contain provisions substantially similar to this Agreement restricting the use, confidentiality, and dissemination of the Licensed Technology.
               (c) The Licensed Technology may be placed on file servers only if access to such server(s) is restricted to a known set of computer systems. The Licensed Technology shall be protected using, at a minimum, native operating system permissions capabilities to restrict all access (including read access) to a known and specific group of users, each of whom has a need to use. Moreover, such users shall use commercially reasonable password security, and “log off’ or “lock access” to their systems when not in use. The Licensed Technology may be backed up only to a medium that complies with the restrictions of this Section 2.2. Licensee shall prevent remote access to the Licensed Technology from other locations by any party other than the Licensee Users that need to have access. In the event that files are moved to another system, whether or not remote, then the same access limitations shall apply.
               (d) No more often than once per year, Licensee agrees to allow reasonable access to a third party reasonably agreeable to both Licensee and Sonics in order to audit Licensee’s handling of the Licensed Technology; provided that such third party first enters into a reasonably appropriate confidentiality agreement acceptable to Licensee and such audit is conducted in accordance with such other reasonable terms with respect thereto as the parties may agree to.
               (e) Except as permitted expressly herein, Licensee shall not distribute, disclose, assign, sublicense, or otherwise transfer the Licensed Technology (or any data created or derived from the Licensed Technology) to any third party, except for the Sonics IP Core and then only as incorporated in a Device where the configuration parameters of the Sonics’ IP Core have been specified by Licensee.
               (f) Licensee shall not modify, translate or create any Derivative Works based upon the Licensed Technology or any portion thereof. Licensee shall not remove or alter any copyright, trademark, trade name or other proprietary notices, legends, symbols or labels appearing on or in copies of the Licensed Technology.

               (g) Licensee may use other on-chip interconnection technology and may develop proprietary technology for interconnecting cores, so long as such use and development are wholly independent of and separate from the Licensed Technology.
          2.3 Rights and Reservations. No license or other right is granted, by implication, estoppel or otherwise, to Licensee under any Confidential Information or Intellectual Property Rights now or hereafter owned or controlled by Sonics except for the licenses and rights expressly granted in this Agreement. Except for any third party software or open source software which may be included as a part of the Licensed Technology, Sonics retains all rights, title, ownership and interest in and to the Licensed Technology, including, all Intellectual Property Rights embodied therein, and all subsequent copies, modifications, revisions, upgrades, Derivative Works, Updates and Upgrades of any of the foregoing.
3.	DELIVERY
          3.1 Delivery. Sonics shall deliver to Licensee the Licensed Technology promptly as specified in the Licensed Technology Schedule.
          3.2 Updates. Sonics shall deliver to Licensee each and every Update no later than the time that Sonics makes such Update generally available to Sonics’ other customers.
          3.3 Commencement Notices. [***]
4.	MAINTENANCE, TRAINING AND TECHNICAL SUPPORT
          4.1 Maintenance, Training and Technical Support. Sonics will provide maintenance services, training and technical support to Licensee for the Licensed Technology as specified in the Licensed Technology Schedule and at the rates described therein.
          4.2 Post Termination Maintenance. Provided that Licensee is not in breach of this Agreement, Licensee may elect to continue to pay the maintenance services fees after the termination or expiration of the Term (at the rates specified in Section 4.1) in order to receive continuing maintenance services. Nothing in this Section 4.2 shall permit Licensee to use the Licensed Technology to commence the design or development of a new Device (or a new License Use), after the expiration or termination of the Term. Licensee shall have the right to use the Licensed Technology to continue to design, develop, and debug any Devices that have been commenced as of such termination or expiration (as evidenced by a list of such Devices provided by Licensee to Sonics at such time).
5.	CONSIDERATION
          5.1 License Fee. In consideration of the license grants and access to the Licensed Technology, Licensee agrees to pay to Sonics the License Fee specified in the License Technology Schedule:
          5.2 Royalties. In further consideration of the license grants and access to the Licensed Technology, Licensee will pay Sonics running royalties with respect to each Device at the royalty rate calculated by the formula in Section 4 of the Licensed Technology Schedule multiplied by Net Sales of copies of such Device, (that incorporate(s) a royalty-bearing Sonics IP Core) sold (or distributed by barter, exchange or similar disposition) by Licensee or its Affiliates. Sales by Licensee of Devices to its Affiliates shall not be subject to running royalties until such Devices are thereafter sold to customers, at which time such Devices shall be subject to such running royalties.
          5.3 Royalty Reports and Payments. Licensee shall deliver to Sonics, within 45 days after the end of each fiscal quarter of Licensee during which any Devices are sold (or distributed by barter, exchange or similar disposition), a Royalty Report (in the form attached hereto as Exhibit C) setting forth in reasonable detail the calculation of the royalties payable to Sonics for such fiscal quarter, including the number and identification of Devices sold (or distributed by barter, exchange or similar disposition) and the Net Sales thereof, together with payment of the royalty with respect to such Devices.
          5.4 Payments. All amounts paid by Licensee hereunder shall be non-refundable and non-creditable. All royalties shall be earned upon invoicing by Licensee for Devices for which royalties are owed to Sonics. All payments due under this Agreement shall be made by bank wire transfer in immediately available funds to a bank account designated by Sonics. Any payments due hereunder that are not paid when due shall bear interest at the lesser of one percent (1%) per month or the maximum rate permitted by law, calculated on the number of days such payment is delinquent.
          5.5 Books and Records. Licensee shall maintain accurate books and records that enable the calculation of royalties payable hereunder to be verified. Licensee shall retain the books and records for each fiscal quarter for three (3) years after the submission of the corresponding report under Section 5.3. Upon prior notice to Licensee, independent accountants selected by Sonics, reasonably acceptable to Licensee, may have access to Licensee’s books and records during Licensee’s normal business hours at mutually agreed times to conduct a review or audit no more than once per fiscal year, for the purpose of verifying the accuracy of Licensee’s royalty payments in compliance with this Agreement. Any such inspection or audit shall be at Sonics’ expense, however, in the event an inspection reveals underpayment of five percent (5%) or more in any audit period, then Licensee shall pay the reasonable costs of such inspection. Licensee shall promptly pay to Sonics any underpayment identified in such an audit with interest as specified in Section 5.4.
6.	EXPIRATION AND TERMINATION
          6.1 Expiration. The term of this Agreement shall be as stated in the Licensed Technology Schedule (“Term”).
          6.2 Termination for Material Breach. In the event that: (i) either party commits any material breach of any of the representations, warranties, covenants, or obligations contained in this Agreement; and (ii) such material breach is not cured within 30 days after the non-breaching party gives to the breaching party written notice of such material breach; then the non-breaching party shall be entitled to terminate the Term immediately upon written notice thereof to the breaching party. Upon any such termination for such material breach, the parties shall be entitled to all rights and remedies provided by law with respect thereto. In the event that Sonics duly terminates the Term for Licensee’s material breach in accordance with this Section 6.2, then at such time the license rights specified in Section 2.1 shall also terminate.
          6.3 Retention of Licensed Technology. Except for termination for Licensee’s material breach in accordance with Section 6.2, Licensee shall have the right to retain the Licensed Technology after the termination or expiration of the Term to the extent necessary to enjoy the rights that survive such expiration or termination of the Term.
          6.4 Consequences of Expiration or Termination. Subject to the provisions of Section 6.2, upon expiration or termination of the Term, the following shall survive any such expiration or termination: (i) the obligations of Sections 2.2, 2.3, 4.2,5.2,5.3,5.4,5.5.6.3 and 6.4 and Articles 7, 8, 9, 10 and 11 (and any sections in the Exhibits referenced therein); (ii) subject to the continuing payment of royalties, Licensee’s right to make, have made, offer to sell, sell, import or otherwise distribute copies of Devices under Section 2.1(b), where the design or development of such Devices has been commenced as of the expiration or termination, (iii) subject to the continuing payment of maintenance fees (pursuant to Section 4.2), the right to receive continuing maintenance services; (iv) the right to use the Licensed Technology to continue to design and develop any Devices (under Section 2.1(a) which have been commenced as of the expiration or termination; and (v) any right or obligation of a party that has accrued as of the effective date of any termination or expiration, including without limitation, obligations to pay amounts owed.
7.	REPRESENTATIONS AND WARRANTIES
          7.1 Sonics Representations and Warranties. Sonics hereby represents and warrants to Licensee and covenants with Licensee as follows:
               (a) Duly Organized. Sonics is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and this Agreement has been duly authorized by all necessary corporate (or other entity) action.
               (b) Valid and Binding. This Agreement is the legal, valid, and binding obligation of Sonics, enforceable against Sonics in accordance with its terms.
               (c) Rights Necessary. Sonics has full power, authority, unrestricted ability, and all rights necessary: (i) to enter into this Agreement and to perform all of Sonics’ obligations hereunder; (ii) to provide to Licensee the Licensed Technology; and (iii) to grant to Licensee the licenses granted under this Agreement. Sonics has obtained any and all consents, permits, licenses, and authorizations necessary for or in connection with providing the Licensed Technology to Licensee. Sonics’ entry into or performance of this Agreement does not and shall not violate any other agreement by which Sonics is bound.
               (d) Compliance with Laws. Sonics and Sonics’ employees, consultants, and contractors have complied and shall comply with all laws, rules, regulations, ordinances, and codes that are applicable to the providing of the Licensed Technology.
               (e) Infringement. To the best of Sonics’ knowledge as of the Effective Date, the Licensed Technology and the use thereof as contemplated by this Agreement: (a) do not and shall not infringe on any Intellectual Property Rights, rights of publicity or privacy, or other proprietary rights of any person, whether contractual, statutory, or at common law; and (b) do not and shall not violate any applicable laws, rules, regulations, ordinances, or codes.
               (f) Specifications. For a period of ninety (90) days from Sonics’ delivery to Licensee of each component of the Licensed Technology, the Licensed Technology shall operate in substantial conformity with all documentation and other detailed and functional specifications for the Licensed Technology and that the media on which the Licensed Technology is delivered will be free from defects under normal use. Sonics’ obligations under this Section 7.1(f), at Sonics’ option, are limited to promptly providing the Licensee with a copy of corrected media (or portion thereof) or refunding the License Fee and any maintenance charges paid hereunder.
               (g) Licensed Technology Schedule. The Licensed Technology Schedule contains: (i) all of Sonics’ software design tools (including without limitation development tools, synthesis tools, and verification tools) that have been released to any of Sonics’ customers as of the Effective Date (other than: (1) tools that have been custom developed for a particular customer and are not generally available to Sonics’ customers; and (2) tools that Sonics no longer offers to its customers); and (ii) all of Sonics’ IP cores in the field of on chip or system on chip that connect IP cores as of the Effective Date.
          7.2 Licensee Representations and Warranties. Licensee hereby represents and warrants to Sonics and covenants with Sonics as follows:
               (a) Duly Organized. Licensee is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and this Agreement has been duly authorized by all necessary corporate (or other entity) action.
               (b) Valid and Binding. This Agreement is the legal, valid, and binding obligation of Licensee, enforceable against Licensee in accordance with its terms.
               (c) Compliance with Laws. Subject to the accuracy of Sonics’ representations and warranties, Licensee and Licensee’ employees, consultants, and contractors have complied and shall comply with all laws, rules, regulations, ordinances, and codes that are applicable to the receiving of the Licensed Technology.
EXCEPT AS PROVIDED FOR IN THIS AGREEMENT, LICENSEE ACKNOWLEDGES AND AGREES THAT THE LICENSES GRANTED UNDER THIS AGREEMENT, THE LICENSED TECHNOLOGY AND THE CONFIDENTIAL INFORMATION ARE PROVIDED “AS IS” AND THAT SONICS MAKES NO OTHER WARRANTIES UNDER THIS AGREEMENT, EITHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT OF THIRD PARTY RIGHTS, OR WARRANTIES ARISING FROM A COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OR TRADE PRACTICE.
EXCEPT AS PROVIDED FOR IN THIS AGREEMENT, SONICS DISCLAIMS ON BEHALF OF ALL CONTRIBUTORS TO ANY OPEN SOURCE SOFTWARE USED IN THE LICENSED TECHNOLOGY ALL WARRANTIES AND CONDITIONS, EXPRESS AND IMPLIED, INCLUDING WARRANTIES OR CONDITIONS OF TITLE AND NON-

INFRINGEMENT, AND IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE; SONICS EXCLUDES ON BEHALF OF ALL SUCH CONTRIBUTORS ALL LIABILITY FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL, INCIDENTAL AND CONSEQUENTIAL DAMAGES. ALL OPEN SOURCE SOFTWARE DELIVERED WITH THE LICENSED TECHNOLOGY IS DELIVERED FREE-OF-CHARGE. THE SOURCE CODE FOR ALL SUCH OPEN SOURCE SOFTWARE IS AVAILABLE FROM SONICS.
8.	INDEMNIFICATION
8.1	Indemnification. [***]

8.2	Exclusions. [***]
9.	LIMITATION OF LIABILITY
IN NO EVENT WILL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER HEREUNDER FOR ANY LOST PROFITS, LOSS OF DATA, OR FOR ANY OTHER INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT UNDER ANY CAUSE OF ACTION, OTHER THAN FOR (i) A MATERIAL BREACH BY EITHER PARTY OF THE CONFIDENTIALITY PROVISIONS OF THIS AGREEMENT OR (ii) THE OBLIGATIONS OF SECTION 8 (INDEMNIFICATION) OF THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT WITH RESPECT TO THE OBLIGATIONS OF SECTION 8 (INDEMNIFICATION) OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY IN AN AMOUNT GREATER THAN $6,000,000.00; PROVIDED HOWEVER THAT IN THE CASE OF ANY WILLFUL MATERIAL BREACH OF THE CONFIDENTIALITY PROVISIONS OF THIS AGREEMENT, THERE SHALL BE NO CAP ON LIABILITY THEREFOR.
10.	CONFIDENTIALITY
          10.1 Confidentiality Obligations. A party receiving Confidential Information (“Receiving Party”) shall treat as confidential all Confidential Information received from the other party (“Disclosing Party”) and shall not use such Confidential Information except as expressly permitted under this Agreement. Without limiting the foregoing, the Receiving Party shall use at least the same degree of care that it uses to prevent the disclosure of its own confidential information of like importance, but in no event with less than reasonable care, to prevent the disclosure of Confidential Information. The Receiving Party agrees to limit access to Confidential Information to those individuals or entities permitted to access the Licensed Technology in Section 2.2(b) and having a reasonable need to know such information in connection with this Agreement or their reasonable business needs. The Receiving Party agrees not to provide access to the Confidential Information to any other individuals or entities without the prior written consent of the Disclosing Party, except, however that a party may disclose the terms and conditions of this Agreement to potential investors in confidence, in connection with an actual or prospective investment, merger or acquisition or similar transaction. Any person to whom such Confidential Information is disclosed by the Receiving Party shall be subject to the same obligations as regards disclosure and non-use as the Receiving Party. The Receiving Party shall assume responsibility and accept liability for the non-fulfilment of these obligations from any person given access to the Confidential Information. The Receiving Party shall not directly or indirectly cause or permit any Confidential Information of the Disclosing Party to be copied or reproduced unless such copy or reproduction is necessary or appropriate to fulfill the purposes of this Agreement. Any such copy shall be marked confidential and, when appropriate, marked as proprietary to the Disclosing Party. Disclosures in nondocumentary form made orally or by visual inspection shall be reduced to writing, marked confidential and then distributed to all parties within thirty (30) days of the original communications. The following shall be deemed to be the Confidential Information of Licensee: (i) terms and conditions of this Agreement; and (ii) all reports and other information regarding the Devices or the sale of Devices provided by Licensee to Sonics. The terms and conditions of this Agreement shall also be deemed to be the Confidential Information of Sonics.
          10.2 Exclusions. The obligations in this Article 10 shall not apply if and to the extent that the Receiving Party establishes by written proof that the Confidential Information:
               (a) was already known to the Receiving Party prior to its first receipt of the same from the Disclosing Party;
               (b) was in the public domain on the Effective Date or is subsequently placed in the public domain without breach of this Agreement;
               (c) was received by the Receiving Party in good faith from a third party lawfully in possession thereof and without an obligation to maintain the confidentiality of the Confidential Information;
               (d) was developed independently by the Receiving Party’s employees or subcontractors who have not had access to any Confidential Information;
               (e) was required by law to be disclosed, provided that notice of such legally required disclosure is delivered to the Disclosing Party prior to disclosure so that the Disclosing Party may contest such disclosure; or
               (f) was approved for release in advance and in writing by the Disclosing Party.
          10.3 Continuing Obligation. The obligations imposed by this Article 10 shall expire five (5) years after the expiration or termination of the Term.
          10.4 Publicity and Press Releases. Without limiting the generality of the foregoing, except to the extent that Sonics obtains the prior written approval of Licensee (which approval may be withheld in Licensee’s sole discretion), Sonics: (i) shall not directly or indirectly issue or permit the issuance of any publicity, press or news release, or other public statement concerning the relationship between the parties, this Agreement, the terms hereof, or any of the transactions contemplated hereby; and (ii) shall not use the name, trademarks, or service marks of Licensee in any promotional materials. Any approval or consent given by Licensee under this Agreement for any continued use may be revoked by Licensee at any time by giving to Sonics written notice of such revocation.
11.	GENERAL PROVISIONS
          11.1 Trademark Grant. Sonics hereby grants to Licensee a nonexclusive, nontransferable license (without the right to sublicense) to use, reproduce and display any trademarks owned or controlled by Sonics and authorized explicitly in writing for use by Licensee (“Trademarks”) in connection with (i) the exercise of Licensee’s rights hereunder with respect to a Device and/or (ii) any related packaging, marketing, publicity, demonstration, promotional, advertising, instructional or other material. Licensee agrees to comply with the then-current Sonics’ trademark use and product-marketing guidelines in conjunction with any sales and marketing activities of Sonics products. Licensee shall include an appropriate trademark indicator (“TM” or “®”) in connection with the use of the Trademarks in any packaging, marketing, publicity, demonstration, promotional, advertising, instructional or other material. Licensee acknowledges that, as between the parties, all worldwide rights associated with Trademarks and all goodwill attached thereto belong exclusively to Sonics. Licensee shall not reproduce or use the Trademarks in any manner whatsoever other than as expressly authorized by this Agreement or permitted by applicable law without a license. Licensee acknowledges that it has not acquired, and will not acquire, any right, title or interest in or to the Trademarks except the limited right to use the Trademarks as expressly set forth in this Agreement. Sonics shall retain the exclusive right to apply for and obtain registrations for its Trademarks throughout the world. Licensee agrees to immediately discontinue any use of any Sonics’ Trademarks by Licensee to which Sonics objects.
          11.2 Severability. If any provision of this Agreement is held to be ineffective, unenforceable or illegal for any reason, such decision shall not affect the validity or enforceability of any or all of the remaining portions thereof.
          11.3 No assignment. Neither this Agreement nor any interest therein or part thereof shall be transferable or assignable by either party, by operation of law or otherwise, without the other party’s prior written consent; provided, however, that any party may assign this Agreement to its surviving entity in conjunction with the sale or transfer of substantially all of its assets.
          11.4 Relationship of Parties. The relationship of Licensee and Sonics established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever.
          11.5 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California, except that its conflict of law rules shall not apply. Any action arising out of any dispute between any of the parties to this Agreement shall be brought in either the Superior Court for the County of Santa Clara or the United States District Court for the Northern District of California, and each of the parties hereto hereby submits itself to the exclusive jurisdiction of such courts for purposes of any such action.

          11.6 Waiver. No failure or delay on the part of either party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof, or of any other power, right or privilege.
          11.7 Export. All obligations by Sonics to furnish Licensed Technology under this Agreement are subject to U.S. export control laws and regulations. Licensee recognizes that any reexport of Licensed Technology may be subject to U.S. export control laws and regulations and agrees to comply with such laws and regulations prior to undertaking any such reexports to the extent, of course, such actions are expressly authorized under the terms of this Agreement. Licensee agrees that, without appropriate government authorization, it will neither re-export or release the Licensed Technology to a national of a country or to a country identified in Country Code D:1 or E:2 of Part 740 of the United States Export Administration Regulations (or any successor regulations), nor export Devices made from the Licensed Technology to a country identified in Country Code D:1 or E:2 of Part 740 of the United States Export Administration Regulations (or any successor regulations). The obligations and restrictions of this Section will survive any termination or expiration of the Term.
          11.8 Entire Agreement. This Agreement (including the Exhibits hereto which are incorporated herein by this reference) contains the entire agreement and understanding between the parties with respect to the subject matter hereof and merges and supersedes all prior oral and written agreements, understandings and representations. No addition or modification to this Agreement is valid unless made in writing and signed by both parties hereto.
          11.9 Notice. Unless either party notifies the other of a different address, any notice or other communication required or permitted hereunder shall be sufficiently given, if sent by facsimile, overnight delivery, registered mail, postage prepaid, return receipt requested, addressed as follows:
For Sonics:
1098 Alta Avenue, Suite 101
Mountain View, CA 94043
Fax: 650-938-2577
Attention: President
With Copy to: Director, Legal Affairs
Any notice to Licensee must be given to both of the following addresses in order to be effective: (1) Marvell International Ltd., Argyle House, 41A Cedar Avenue, Hamilton, HM 12, Bermuda, Attn: President; and (2) Marvell Semiconductor, Inc., 5488 Marvell Lane, Santa Clara, CA 95054, Attn: Legal Department.
          11.10 Technical Contacts. The parties hereby appoint the following persons as the technical contacts for this Agreement. The technical contacts shall be responsible for coordinating disseminating and receiving all technical information or Licensed Technology, monitoring the development and use of the Licensed Technology, evaluating any deliverables, and any other technical discussion relating to this Agreement.

Sonics Technical Contact		Licensee Technical Contact

Name:	Dave O’Brien	Name:	Frank Palazzolo
Title:	VP SOC Solutions	Title:	Functional Verification Manager
Phone:	+1-650-938-2500 x159	Phone:	408-222-9209
Mobile:	+1-650-279-6270	Mobile:
E-Mail:	obrien@sonicsinc.com	E-Mail:	pal@marvell.com

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in duplicate originals by its duly authorized officers or representatives.

SONICS, INC.	MARVELL INTERNATIONAL LTD.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

EXHIBIT A TO MASTER TECHNOLOGY LICENSE AGREEMENT
COMMENCEMENT NOTICE

TO:	Sonics Inc. (“Sonics”)	FROM:

ATTN:	Program Manager	AT:	(“Licensee”)

FAX NO.:	(650) 938-2577	FAX NO.:

DATE:		(Please provide fax number to which Sonics should respond)

In accordance with the terms and conditions of the Master Technology License Agreement entered into by and between Licensee and Sonics as of                     , 2007 (the “Agreement”) and pursuant to Section 3.3 thereof, Licensee hereby notifies Sonics of the start of development of a new Device as identified below:

Development of the following Device has been commenced as of                     , 200  , using the Licensed Technology licensed to Licensee in the Agreement.
Name of Licensee Device:
Location where the Device is being designed:
Description:

Sonics IP Core Used: (check all that apply)	Signature:

Sonics MX ™ IP Core

SonicsExpress ™ IP Core

MemMax® Memory Scheduler IP Core

S3220 IP Core

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EXHIBIT B TO MASTER TECHNOLOGY LICENSE AGREEMENT
LICENSED TECHNOLOGY SCHEDULE
     1. DELIVERABLES
[***]
     2. MAINTENANCE SERVICES, TRAINING, TECHNICAL SUPPORT
          (a) Maintenance Services. Maintenance services will include bug fixes to the Licensed Technology, and analysis of, and response to reported errors in the Licensed Technology. Maintenance services will also include all Updates to the Licensed Technology that are made generally available to other Sonics’ customers.
[***]
Licensee agrees to pay the Maintenance Services fee for the first year within 45 days after Licensee receives the invoice therefore, which invoice may be issued upon execution of the Agreement, and at Licensee’s option, for subsequent years. If Licensee fails to pay maintenance services fees for one or more years after the first year, Licensee may re-start maintenance at any time thereafter (during the Term of this Agreement) by paying for all maintenance services terms (that were unpaid) up to and including the then-current maintenance services term. Sonics shall provide to Licensee maintenance services and customer support based upon the urgency of the request received from Licensee as follows:
[***]
Sonics shall provide software patches to Licensee in accordance with Sonics’ current patch management process as provided to Licensee on the Effective Date (as such process may be reasonably modified by Sonics from time to time upon written notice of such modification to Licensee).
          (b) Training. Training classes and system analysis on the Licensed Technology will be provided by Sonics’ application engineers. Training classes will be provided, upon request, at the rate of [***] per class and shall be provided at a Sonics location (or at a Licensee location upon payment by Licensee of travel and lodging costs).
          (c) Technical Support. Technical support may be purchased in [***] blocks, and each block shall cost [***].

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     3. LICENSE FEES

Sonics IP Core	Number of	License	Payment Due Dates
	License Uses	Fee

[***]	[***]	[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

Additional	Number of	License	Payment Due Dates
Sonics Products	Seat Licenses	Fee

[***]	[***]	[***]	[***]

[***]	[***]

Licensee will provide to Sonics a Licensee purchase order as soon as reasonably practicable after the time of execution of the Agreement containing terms consistent with the table(s) above.
          4. ROYALTIES
Royalties for Article 5 of the Agreement shall be calculated pursuant to Section 4.1 or Section 4.2 of this Exhibit B, as applicable.
4.1 Royalty Rate per Device (single die)
Running royalties will be calculated based on a royalty rate for each Device according to the following formula:
[***]
          4.2 Royalty Rate per Device (Multi Chip Modules or MCM)
Running royalties will be calculated based on a royalty rate for each Device according to the following formula:
[***]
          5. TERM
The term of this Agreement shall commence on the Effective Date and continue until the earlier of: (i) [***] after the Effective Date; or (ii) [***] after the first tape out of the first Device (not including any test chips taped out prior to the Effective Date). Licensee shall have the option to renew the Term for an additional [***] by giving to Sonics written notice of renewal thereof at least 30 days prior to the scheduled expiration of the original term (and by paying the same Licensee Fee for the same Licensed Technology for such renewal term within 45 days after the commencement of such renewal term).

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EXHIBIT C TO MASTER TECHNOLOGY LICENSE AGREEMENT
ROYALTY REPORT
In accordance with the terms and conditions of the Master Technology License Agreement entered into by and between Licensee and Sonics as of                     , 2007 (the “Agreement”) and pursuant to Section 5.2 thereof, Licensee hereby submits to Sonics the following royalty report and royalty payment:

Fiscal Quarter Ending:

Report Date:

Name or
Number of
Device		Unit Volume
incorporating	Licensee	this fiscal		Royalty
Sonics IP	Device	quarter	Net Sales	Rate*	Royalty Due

TOTAL

* The devices that are MCM and the related adjustment factor are as follows:

This report is, to the best of my knowledge, a true and correct representation of unit volume, net sales thereof and royalties due.

By:

Name:

Title:

Date:

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